UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2011

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition

On May 5, 2011, PPL Corporation (“PPL”) issued a press release announcing its financial results for the quarter ended March 31, 2011, and other business matters.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

A copy of the press release referred to in item 2.02 above is furnished herewith as Exhibit 99.1.  On May 5, 2011, at 9:00 a.m. (Eastern Time), members of PPL’s senior management will hold a teleconference and webcast with financial analysts to discuss PPL’s financial results for the quarter ended March 31, 2011, and other business matters.  A copy of the slides to be used during the webcast is furnished as Exhibit 99.2.  The event will be available live, in audio format, along with the slides, on PPL’s Internet Web site:  www.pplweb.com.  The webcast will be available for replay on PPL’s Web site for 30 days.

As further described below, despite the need for unscheduled inspection and repair of turbine blades at its Susquehanna nuclear generating facilities, PPL is maintaining its 2011 forecast of earnings from ongoing operations of $2.50 to $2.75 per share.

Unit 2 at PPL’s Susquehanna nuclear plant is currently in a scheduled outage for refueling and generation uprate.  In connection with this outage, a planned inspection of the Unit 2 turbine revealed defects in certain of its low pressure turbine blades.  Replacement of these blades is required but was not anticipated as part of the original scope of this outage.  The necessary repair work is expected to extend the Unit 2 outage by approximately four to six weeks.  As a precaution, PPL likely will also take Unit 1 out of service in the coming weeks to perform similar turbine blade inspections.  No specific dates or timetable for that inspection have been established, and may be determined in part by the results of the inspection and repairs at Unit 2.  There is no current expectation that repairs will be required at Unit 1.  PPL's current estimate of the after-tax financial impact related to these outages is between $20 million and $30 million.  There can be no assurance that additional repairs at Unit 2 or Unit 1 will not be required, or that the length of the current outage will not exceed the extended timeframe referred to above.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press Release, dated May 5, 2011, announcing PPL’s financial results for the quarter ended March 31, 2011, and other business matters.
	99.2 -	Slides to be used on the May 5, 2011 webcast among members of PPL’s senior management and financial analysts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  May 5, 2011